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                                  EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Chesapeake Biological Laboratories, Inc. (the "Company"), which pertains to the Company's registration of 1,075,000 shares of Class A Common Stock, of our report dated June 27, 2000 included in the Company's Form 10-K for the year ended March 31, 2000, previously filed with the Securities and Exchange Commission (File No. 333-001-12748) and to all references to our firm included in the registration statement.

Baltimore, Maryland
August 17, 2000


                                                       /s/ Arthur Andersen LLP